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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated: March 9, 1996, with respect to Allegro New Media, Inc.; and dated July 30, 1996 with respect to Serif Inc. included in the Joint Proxy Statement of Allegro New Media, Inc. and Software Publishing Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Allegro New Media, Inc. for the registration of 3,846,335 shares of its common stock.


/s/Ernst & Young LLP
Hackensack, New Jersey
November 15, 1996